Exhibit 10.2

WAIVER AGREEMENT

This WAIVER AGREEMENT, dated as of February 2, 2026 (this “Agreement”), is entered into by and between Cloudastructure, Inc., a Delaware corporation (“Company”), and Streeterville Capital, LLC, a Utah limited liability company, its successors and/or assigns (“Investor”). Company and Investor may hereinafter be referred to collectively as the “Parties.” Capitalized terms used but not otherwise defined in this Agreement shall have the respective meanings assigned to them in the Purchase Agreement (as defined below).

WHEREAS, Company and Investor entered into a Securities Purchase Agreement, dated as of March 21, 2025 (as subsequently amended, supplemented, and/or otherwise modified, the “Purchase Agreement”), pursuant to which Investor agreed to purchase up to $40,000,000 of Company’s Series 2 Convertible Preferred Stock, par value $0.0001 per share (“Series 2 Stock”);

WHEREAS, the Purchase Agreement gives Investor certain rights to participate in any debt or equity financing conducted by Company;

WHEREAS, on or about the date of this Agreement, Company is entered into an Equity Distribution Agreement with Maxim Group LLC (as the same may hereafter be amended, supplemented, restated, and/or otherwise modified from time to time, the “ATM Agreement”); and

WHEREAS, Company has requested that Investor waive all of its rights pursuant to the Purchase Agreement, including the Participation Right, that may arise as a result of Company’s execution and consummation of the ATM Agreement, including with respect to any sales of Class A Shares by Company pursuant to the ATM Agreement.

NOW, THEREFORE, in consideration of the premises and mutual covenants and obligations hereinafter set forth, the parties hereto, intending legally to be bound, hereby agree as follows:

1. Waiver. Investor agrees to waive all rights arising pursuant to the Purchase Agreement or any other agreement by and between Investor and Company with respect to Company’s execution and consummation of the ATM Agreement, including with respect to any sales of Class A Shares by Company pursuant to the ATM Agreement.

2. Miscellaneous.

(a) Except as otherwise provided herein, the Purchase Agreement shall remain unchanged and in full force and effect.

(b) From and after the date of this Agreement, any reference in the Purchase Agreement to “hereof,” “herein,” “hereunder,” “hereby,” and “this Purchase Agreement” shall be deemed a reference to the Purchase Agreement as modified by this Agreement.

(c) The provisions contained in Section 14 of the Purchase Agreement are incorporated by reference in this Agreement mutatis mutandis.

(d) The Purchase Agreement as modified by this Agreement, is hereby ratified and confirmed in all respects. In the event of a conflict between the Purchase Agreement and this Agreement, the terms of this Agreement shall control.

[Signature page follows.]

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IN WITNESS WHEREOF, the Parties hereto have executed this Waiver Agreement as of the date set forth above.

INVESTOR

Streeterville Capital, LLC

By:	/s/ John M. Fife
John M. Fife, President

COMPANY:

Cloudastructure, Inc.

By:	/s/ James McCormick
James McCormick, Chief Executive Officer

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